UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2024

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(877) 646-3374

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on May 25, 2022, Anchorage Lending CA, LLC (“Anchorage”) entered into an Equipment Loan and Security Agreement (as amended on March 27, 2023, the “Anchorage Loan Agreement”) with Gryphon Opco I LLC (“Gryphon Opco”), an indirect wholly owned subsidiary of Gryphon Digital Mining, Inc. (“Gryphon”), pursuant to which Anchorage loaned Gryphon Opco the principal amount of 933.333333 bitcoin (the “Anchorage Loan”). Gryphon Opco’s obligations under the Anchorage Loan Agreement were secured by certain equipment and software rights of Gryphon Opco and were guaranteed by Gryphon. As of October 24, 2024, Gryphon owed 304 bitcoin, valued at approximately $18 million based on an average bitcoin price for the month of September of $60,286.

On October 25, 2024, Gryphon, its direct and indirect subsidiaries, as applicable, and Anchorage entered into the Debt Repayment and Exchange Agreement (the (“DPE Agreement”), Loan, Guaranty and Security Agreement (the “New Loan Agreement”), Form of Pre-Funded Warrant and Form of $1.50 Warrant (together, the “Agreements”) to restructure the Anchorage Loan (the “Restructuring”) and terminate the existing the Anchorage Loan Agreement. Pursuant to the Agreements, (i) approximately $9.1 million of the Anchorage Loan was converted into shares of Gryphon common stock, par value $0.0001 per share (the “Common Stock”), at an ascribed value of $1.10 per share, resulting in the issuance of 8,287,984 shares of Common Stock to Anchorage in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) approximately $3.9 million of the Anchorage Loan was converted into warrants to purchase 3,530,198 shares of Common Stock, which warrants are exercisable immediately, have an unlimited term and an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), in a private placement pursuant to Section 4(a)(2) of the Securities Act and (iii) the remaining $5 million of the Anchorage Loan was exchanged for a new $5 million loan (the “Restructured Loan”) pursuant to the New Loan Agreement.

Pursuant to the New Loan Agreement:

●	the outstanding principal and interest are denominated in dollars;

●	the interest rate is 4.25% payable monthly;

●	Anchorage has been given a first priority lien on all of Gryphon and its subsidiaries’ assets;

●	covenants related to mining machine locations and covenant ratios in the Anchorage Loan Agreement have been removed; and

●	Anchorage may convert half of the outstanding principal at a price of $1.10 per share of Common Stock and the remaining half at a price of $1.50 per share of Common Stock.

The New Loan Agreement contains customary representations, warranties and agreements by Gryphon, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Loan Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Agreements, Gryphon also issued Anchorage warrants to purchase 2,000,000 shares of Common Stock, which warrants are exercisable immediately, will expire five years from the date of issuance and have an exercise price of $1.50 per share (the “$1.50 Warrants” and, together with the Pre-Funded Warrants, the “Warrants”)). The $1.50 Warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act.

The Restructured Loan and the Warrants cannot be converted or exercised, respectively, if Anchorage (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding as of the date of the Agreements after giving effect to such conversion or exercise without the approval of Gryphon’s stockholders. Gryphon has agreed to seek such approval at its next annual meeting of stockholders. As of the date of the Agreements, Gryphon had 41,439,925 shares outstanding.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the DPE Agreement, the New Loan, the Form of Pre-Funded Warrant and the Form of $1.50 Warrant which are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, the Board of Directors (the “Board”) of the Company approved increasing the Board’s size from 7 to 8 members and appointed Mr. Dan Grigorin, age 33, to fill the new Board seat as a Class III director (with a term expiring at the Company’s 2027 annual meeting of stockholders), effective immediately. Mr. Grigorin was appointed pursuant to the DPE Agreement.

Dan Grigorin is an industry veteran with extensive experience across investment banking, private equity, private credit, and digital assets. Mr. Grigorin is a portfolio manager at Anchor Labs, Inc. (“Anchor”), where he has worked since October 2022. Prior to Anchor, he was a credit director at New York Digital Investment Group LLC from February 2022 to September 2022, senior associate at WhiteHawk Capital Partners from June 2020 to February 2022, associate at Great American Capital Partners from August 2019 to June 2020 and associate at at ING Capital LLC April 2018 to August 2019. Throughout his career, Mr. Grigorin has served as a trusted advisor to both private and public companies, guiding them through capital raises, strategic partnerships, and operational optimization. Mr. Grigorin has a Bachelor of Science in Business from the Kelley School of Business at Indiana University.

For his service on the Board, Mr. Grigorin will receive compensation consistent with that of other non-employee directors.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Grigorin or any members of Mr. Grigorin’s immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Grigorin and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure

On October 28, 2024, the Company issued a press release announcing the Restructuring.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Debt Repayment and Exchange Agreement, dated as of October 25, 2024, by and among Gryphon Digital Mining, Inc. Gryphon Opco I LLC, Gryphon Opco II LLC, Ivy Crypto, Inc. and Anchorage Lending CA, LLC.
10.2	Loan, Guaranty and Security Agreement, dated as of October 25, 2024, by and among Gryphon Digital Mining, Inc. Gryphon Opco I LLC, Gryphon Opco II LLC, Ivy Crypto, Inc. and Anchorage Lending CA, LLC.
10.3	Pre-Funded Warrant.
10.4	$1.50 Warrant.
99.1	Press Release, dated as of October 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: October 28, 2024	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

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